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                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-69322, 33-71450, 33-52168, 33-89072, 333-02115,
333-10349, 333-30279, 333-30281, 333-16531, and 333-16015) and in the
Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-63810, 33-71510, 33-87514, 33-77964, 33-87516, 33-58719, 333-10455, 333-10459
and 333-20911) of WolrdCom, Inc. of our report dated January 27, 1997, relating to the consolidated financial statements of MCI Communications Corporation for the year ended December 31, 1996, which report appears on page F-23 of this Form 8K/A-2.





PRICE WATERHOUSE LLP
January 28, 1998
Washington, D.C.